EXHIBIT 99.1


Press Release

Cimetrix Announces Results of Annual Meeting of Shareholders

SALT LAKE CITY, Utah - May 28, 2004 - Cimetrix, Inc. (OTCBB: CMXX), a leading provider of factory automation software for the global semiconductor and electronics industries, today announced that all proposals voted on at its annual meeting of shareholders on May 22, 2004 were approved or ratified by a majority of shareholders.

Bob Reback, president and CEO, said, "We are very pleased with the results of the voting and appreciate the continued support from our shareholders for our management team and board of directors. We are looking forward to advancing our business plan and pursuing the growth initiatives that we believe will lead to improved value for all shareholders." Reback added that the Company is projecting overall profitability in 2004, with revenue in the range of $4.5 million based on growing leadership in the 300mm semiconductor connectivity market.

Annual Meeting Results Recap
(All proposals were approved or ratified by at least a 3 to 1 margin.)

     - 24,699,094 shares voted, representing 89% of the 27,627,246 shares outstanding.

     - All four board members standing for election or reelection were approved, including Bob Reback, reelected for a term of two years; C. Alan Weber, reelected for a term of three years; Scott C. Chandler, reelected for a term of two years; and Michael B. Thompson, elected for a term of one year.

     - Approved: Amendment to the Company's 1998 Stock Option Plan to authorize an additional 1,000,000 shares of common stock to be made available for issuance under the plan.

     - Approved: A reverse stock split of the Company's common stock in the range of 1-for-3 to 1-for-7, to be made at the sole discretion of the board of directors at any time between May 22, 2004 and May 22, 2005.

     - Approved: Amendment to the Articles of Incorporation to reduce the number of authorized shares of common stock from 100,000,000 shares to 30,000,000 shares, to be made at the sole discretion of the board of directors at any time between May 22, 2004 and May 22, 2005.

     - Ratified: The appointment of Tanner + Co. as the Company's independent public accountants for the fiscal year ending December 31, 2004.

About Cimetrix Incorporated

Cimetrix (OTCBB: CMXX) designs, develops, markets and supports factory automation software for the global semiconductor and electronics industries. Cimetrix's connectivity software allows equipment manufacturers to quickly implement the SECS/GEM standards, with over 10,000 connections shipped worldwide, and provides best in class solutions to meet the 300mm SEMI communications standards, with OEM customer installs in all major 300mm fabs. Cimetrix's PC-based motion control software is used by leading equipment manufacturers for demanding robotic applications. Cimetrix provides total solutions for its customers with engineering services and passionate technical support. Major products include CIMConnect, CIM300 and CODE (Cimetrix Open Development Environment). For more information, please visit www.cimetrix.com.

Safe Harbor Statement

This press release  contains  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, such as statements that include the words "believes,"
"expects," "anticipates," "intends," or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to differ materially from those implied or expressed by such forward-looking statements. Such factors include, among others, the risk factors included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and all subsequent reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934. This press release speaks as of the date first set forth above and the Company assumes no responsibility to update the information included herein for events occurring after the date hereof.



Company Contact                                    Editorial Contact
David Faulkner                                     Trine Pierik
Cimetrix, Incorporated                             Positio PR
Phone: (801) 256-6500                              Phone: (408) 453-2400
Fax: (801) 256-6510                                Fax: (408) 453-2404
faulkner@cimetrix.com                              trine@positiopr.com

                                      -2-